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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 28, 2002

                             STC BROADCASTING, INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                       333-29555             75-2676358
(State or other jurisdiction      (Commission file number)   (I.R.S. employer
     of incorporation)                                      identification no.)

                              720 2ND AVENUE SOUTH
                          ST. PETERSBURG, FLORIDA 33701
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (727) 821-7900


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ITEM 5.  Other Events

         On March 28, 2002, the Company and STC License Company ("STCLC") entered into an Amended and Restated Asset Purchase Agreement ("Revised Agreement") related to the purchase of KFYR-TV, Bismarck, North Dakota; KMOT-TV, Minot, North Dakota; KUMV-TV, Williston, North Dakota; KQCD-TV, Dickinson, North Dakota; and KVLY-TV, Fargo, North Dakota ("North Dakota Stations") by Smith Television of North Dakota, Inc. and Smith Television of North Dakota License Holdings, Inc. ("STNDLH"), collectively, Smith Television pursuant to which the parties agreed to: (i) reduce the purchase price from $38.5 million to $36.0 million; (ii) provide for a license closing at which time the North Dakota Stations' FCC Assets would be transferred to STNDLH for a payment of $1.0 million; (iii) provide for a closing on the remaining North Dakota Stations' assets on or before May 31, 2002, at which time Smith Television would make a cash payment of $27.875 million and enter into a promissory note in the amount of $7.125 million; and (iv) enter into a Put and Option Agreement. The Revised Agreement was negotiated and approved by a special committee of the Board of Directors.

         On March 26, 2002, the FCC approved the transfer of the North Dakota Stations FCC licenses from STCLC to STNDLH. On March 28, 2002, the license closing was consummated between the Company and STNDLH by the payment of the $1.0 million by STNDLH.

         On March 28, 2002, the Company, STCLC and Smith Television entered into a Put and Option Agreement. To the extent that the Closing, as defined in the Revised Agreement, has not occurred on or prior to the Drop Dead Date (as defined in the Revised Agreement) then from and after the later to occur of (i) Drop Dead Date and (ii) the consummation or termination of the LIN TV Merger, as such agreement may be amended, Smith Television shall have the right to require the Company to purchase the FCC Assets for a purchase price of $1.0 million. The Company or its permitted assignee has the right to purchase the FCC Assets for a purchase price of $1.0 million upon the termination of either the Revised Agreement or the Lease Agreement (defined below). Either of these transactions would be subject to the FCC approving the transfer from Smith Television to the Company of the North Dakota Stations' FCC Licenses.

         On March 28, 2002, Sunrise, the Company and STNDLH entered into a Lease Agreement by which STNDLH would rent from the Company substantially all of the real, personal and intangible assets, other than the FCC Assets, of the North Dakota Stations and the North Dakota Stations' employees in return for the cash flow, as defined in the Lease Agreement, from the North Dakota Stations. The term of the agreement shall continue until the earlier of (i) the closing of Smith Television's purchase of the North Dakota Stations' assets pursuant to the Revised Agreement and (ii) the closing under the Put and Option agreement. The Smith Broadcasting Group Management Agreement was terminated effective March 28, 2002.

         On March 29, 2002, the Board of Directors of Sunrise entered into a First Amendment to the Non-Qualified Stock Option Letter Agreements with each of Dr. William Cunningham and William S. Banowsky, Jr., pursuant to which the exercise price of 3,000 options previously granted to each of Dr. Cunningham and Mr. Banowsky was reduced from $61.41 to $12.88 per share.

         On March 29, 2002, Sunrise and LIN TV Corp. entered into the First Amendment to Agreement and Plan of Merger ("First Amendment"), pursuant to which, among other things the sale of the North Dakota Stations was removed as a condition to the closing of the merger. The First Amendment also reduces the number of shares of LIN TV Corp. common stock to be issued in the merger for each outstanding share of Sunrise common stock by reducing the exchange ratio from 22.4862984 to 20.2784; provided, however, that if the transactions contemplated by the Revised Agreement (as defined below)


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have not been consummated by the effective time of the merger, the exchange ratio shall be deemed to be 10.5634.

         The First Amendment further provides that in the event the effective time of the merger occurs prior to the Determination Date (as defined below) and the transactions contemplated by the Revised Agreement have not been consummated prior to the effective time of the merger, LIN TV Corp. will reserve for issuance that number of shares of LIN TV Corp. common stock equal to the difference between the aggregate number of shares that would be issuable to all former holders of Sunrise common stock under the 20.2784 exchange ratio and the aggregate number of shares issuable to all former holders of Sunrise common stock under the 10.5634 exchange ratio (the "LIN Reserved Shares"). In the event that the transactions contemplated by the Revised Agreement are consummated after the effective time of the merger but on or prior to the Determination Date, LIN TV Corp. shall issue to each holder of LIN TV Corp. common stock who was a holder of Sunrise common stock immediately prior to the effective time of the merger that number of shares of LIN TV Corp. common stock equal to the difference between (i) the number of shares of LIN TV Corp. common stock issued to such holder under the 10.5634 exchange ratio and (ii) the number of shares of Common Stock of LIN TV that would have been issued to such holder in the event that the exchange ratio had been 20.2784. In the event that the transactions contemplated by the Revised Agreement are not consummated as of the Determination Date, LIN TV Corp. will have no obligations to continue to reserve the LIN Reserved Shares. "Determination Date" means May 31, 2002, provided that in the event that the Extension Fee (as defined in the Revised Agreement) is paid in accordance with Section 13.1.2 of the Revised Agreement, then June 30, 2002.

ITEM.    FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

Exhibit
Number                                    Description
--------                                  -----------
2.1      Asset Purchase Agreement dated February 8, 2002, by and between STC Broadcasting, Inc. STC License Company, Smith
         Television of North Dakota, Inc. and Smith Television of North Dakota License Holdings, Inc.(1)

2.2      Amended and Restated Asset Purchase Agreement dated March 28, 2002, by and between STC Broadcasting, Inc., STC
         License Company, Smith Television of North Dakota, Inc. and Smith Television of North Dakota License Holdings, Inc.(4)

2.3      Agreement and Plan of Merger between LIN TV Corp. and Sunrise Television Corp. dated February 19, 2002.(3)

2.4      First Amendment to Agreement and Plan of Merger dated March 29, 2002, between LIN TV Corp. and Sunrise Television
         Corp.(4)


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

4.1      Non-Qualified Stock Option Letter Agreement between Sunrise Television Corp. and Dr. William Cunningham to purchase
         3,000 shares of Sunrise stock.(4)

4.2      Non-Qualified Stock Option Letter Agreement between Sunrise Television Corp. and William S. Banowsky, Jr. to
         purchase 3,000 shares of Sunrise common stock.(4)

4.3      First Amendment dated March 29, 2002, to the Stock Purchase Agreement dated January 3, 2002 between Sunrise
         Television Partners, L.P. and Dr. William Cunningham related to the purchase of one share of class B common stock of Sunrise Television Corp. and its conversion to class A common stock(4)

4.4      First Amendment dated March 29, 2002, to the Stock Purchase Agreement dated January 3, 2002, between Smith
         Broadcasting Partners, L.P. and William Banowsky related to the purchase of one share of class A common stock of
         Sunrise Television Corp.(4)

10.1     Management Services Agreement dated as of January 7, 2002, among STC Broadcasting, Inc., Sunrise Television Corp.,
         STC License Company and Smith Broadcasting Group, Inc.(2)

10.2     Put and Option Agreement dated March 28, 2002, by and between STC Broadcasting, Inc., STC License Company, Smith
         Television of North Dakota, Inc., and Smith Television of North Dakota License Holdings, Inc.(4)

10.3     Lease Agreement dated March 28, 2002, by and between Sunrise Television Corp., STC Broadcasting, Inc. and Smith
         Television of North Dakota License Holdings, Inc.(4)

(1) Incorporated by reference to the Form 8-K of STC Broadcasting, Inc. dated February 12, 2002.
(2) Incorporated by reference to the Form 8-K of STC Broadcasting, Inc. dated January 15, 2002.
(3) Incorporated by reference to the Form 10-K for the year ended December 31, 2001, of STC Broadcasting, Inc. filed on February 26, 2002.
(4)      Filed herewith.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STC BROADCASTING INC.



Date:  April 4, 2002                   By: /s/ David A. Fitz
                                          -------------------------------------
                                          Executive Vice President and
                                          Chief Financial Officer


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